Exhibit 10.1

AMERICAN HONDA FINANCE CORPORATION,

as RPA Seller,

and

AMERICAN HONDA RECEIVABLES LLC,

as Purchaser

FORM OF

RECEIVABLES PURCHASE AGREEMENT

Dated [_____]

i

This Receivables Purchase Agreement (the “Agreement”), dated [______], is between American Honda Finance Corporation, a California corporation, as seller (the “RPA Seller”), and American Honda Receivables LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

In consideration of the premises and mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Owner Trustee:

ARTICLE One

DEFINITIONS

Section 1.01         Definitions. Terms not defined in this Agreement shall have the meanings assigned thereto in the Sale and Servicing Agreement.

Section 1.02         Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the words Section, subsection and Schedule references contained in this Agreement are references to Sections, subsections and Schedules in or to this Agreement unless otherwise specified; the term “proceeds” shall have the meaning set forth in the applicable UCC; and the word “including” means including without limitation.

ARTICLE Two

CONVEYANCE OF RECEIVABLES

Section 2.01         Conveyance of Receivables.

(a)          In consideration of the payment by the Purchaser to the RPA Seller of the Receivables Purchase Price as set forth in Section 3.01, the RPA Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser, and the Purchaser hereby purchases from the RPA Seller, without recourse (subject to the RPA Seller’s obligations hereunder), all of the right, title and interest of the RPA Seller in, to and under the following:

(i)          the Receivables listed in the Schedule of Receivables delivered to [________] on the Closing Date at the address listed on Schedule A to the Sale and Servicing Agreement and all monies paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the RPA Seller pursuant to Section 2.03(c)) on or after the Cutoff Date;

(ii)         the security interests in the Financed Vehicles;

(iii)        any proceeds of any physical damage insurance policies covering the Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

(iv)        any proceeds of Dealer Recourse;

(v)         the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; and

(vi)        the proceeds of any and all of the foregoing.

(b)          In connection with the foregoing conveyance, the RPA Seller agrees to record and file, at its own expense, one or more financing statements with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-102 of the UCC as in effect in the State of California) meeting the requirements of applicable state law in such manner as is necessary to perfect the sale of the Receivables to the Purchaser, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy to the Indenture Trustee of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filings with the file stamped copy of each such filings to be provided to the Purchaser in due course), as soon as is practicable after receipt by the RPA Seller thereof.

In connection with the foregoing conveyance, the RPA Seller further agrees, at its own expense, on or prior to the Closing Date (i) to annotate and indicate in its computer files that the Receivables have been transferred to the Purchaser pursuant to this Agreement, (ii) to create a Schedule of Receivables containing a true and complete list of all such Receivables, identified by account number and by the Principal Balance of each Receivable as of the Cutoff Date, which file or list shall be kept on file at the offices of the Servicer and (iii) to deliver the Receivable Files to or upon the order of the Purchaser.

The parties hereto intend that the conveyance hereunder be a sale. In the event that the conveyance hereunder is not for any reason considered a sale, the RPA Seller hereby grants to the Purchaser a first priority perfected security interest in all of its right, title and interest in, to and under the Receivables, and all other property conveyed hereunder and listed in this Section and all proceeds of any of the foregoing, and intends that this Agreement constitute a security agreement under applicable law. Such grant is made to secure the payment of all amounts payable hereunder, including, without limitation, the Receivables Purchase Price.

Section 2.02         Representations and Warranties of the RPA Seller and the Purchaser.

(a)          The RPA Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date that:

(i)          Organization and Good Standing. The RPA Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables and to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(ii)         Due Qualification. The RPA Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the RPA Seller’s ability to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(iii)        Power and Authority. The RPA Seller shall have the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement shall have been duly authorized by the RPA Seller by all necessary corporate action.

(iv)        Valid Sale; Binding Obligation. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the RPA Seller, and constitutes a legal, valid and binding obligation of the RPA Seller enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law

(v)         No Violation. The execution, delivery and performance by the RPA Seller of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the RPA Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the RPA Seller is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the knowledge of the RPA Seller, any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the RPA Seller or any of its properties, in each case which conflict, breach, default, lien or violation would reasonably be expected to have a material adverse effect on the RPA Seller’s ability to perform its obligations under this Agreement.

(vi)        No Proceedings. To the RPA Seller’s knowledge, there are no proceedings or investigations pending or, to the knowledge of the RPA Seller, threatened against the RPA Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the RPA Seller, would materially and adversely affect the performance by the RPA Seller of its obligations under this Agreement.

(vii)       Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date.

(viii)      All Filings Made. Both the RPA Seller and the Issuer, respectively, have caused or will have caused, or have taken or will take, within ten (10) days of the Closing Date, all steps necessary, including the filing of all appropriate financing statements (including UCC filings) necessary in the appropriate jurisdictions under the applicable law, to give the Issuer a first priority perfected security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Indenture Trustee a first priority perfected security interest therein.

(b)          The Purchaser hereby represents and warrants to the RPA Seller as of the date of this Agreement and the Closing Date that:

(i)          Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables and to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(ii)         Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the Purchaser’s ability to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(iii)        Power and Authority. The Purchaser shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Purchaser by all necessary corporate action.

(iv)        Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)         No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Purchaser is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor, to the knowledge of the Purchaser, violate any law or any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties, , in each case which conflict, breach, default, lien or violation would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement.

(vi)        No Proceedings. To the Purchaser’s knowledge, there are no proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement.

(c)          The representations and warranties set forth in this Section shall survive the sale of the Receivables by the RPA Seller to the Purchaser and the sale of the Receivables by the Purchaser to the Issuer. Upon discovery by the RPA Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.03         Representations and Warranties as to the Receivables.

(a)          Eligibility of Receivables.

(i)          The RPA Seller hereby makes the representations and warranties set forth on Exhibit A as of the Cutoff Date as to the Receivables on which the Purchaser relies in accepting the Receivables and consented to the assignment by the Purchaser to the Issuer of the Purchaser’s rights with respect thereto. Such representations and warranties speak as of the respective dates set forth therein, but shall survive the sale, transfer and assignment of the Receivables to the Issuer under the Sale and Servicing Agreement and the pledge of such Receivables to the Indenture Trustee under the Indenture. The RPA Seller hereby acknowledges and agrees that under the Sale and Servicing Agreement, the Purchaser will transfer to the Issuer the Purchaser’s rights under the Receivables Purchase Agreement, including the representations and warranties of the RPA Seller as set forth on Exhibit A to this Agreement, upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities, together with all rights of the Purchaser with respect to any breach thereof, including the right to require the RPA Seller to repurchase Receivables in accordance with this Agreement. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representations or warranty if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable.

(ii)         The RPA Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale and Servicing Agreement, including the right to cause the RPA Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A, directly against the RPA Seller as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Purchaser.

(b)          Notice of Breach. The representations and warranties set forth in this Section shall speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and any subsequent assignment or transfer pursuant to the Sale and Servicing Agreement. The Purchaser, the RPA Seller, the Issuer, the Owner Trustee[, the Delaware Trustee] or the Indenture Trustee, as the case may be, shall inform the other parties promptly, in writing, upon discovery of any breach of the RPA Seller’s representations and warranties pursuant to this Section which materially and adversely affects the interests of the Noteholders in any Receivable.

(c)          Repurchase of Receivables. In the event of a breach of any representation or warranty set forth on Exhibit A which materially and adversely affects the interests of the Issuer or the Securityholders and unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which the discovery of the breach is made or notice is received, as the case may be (or, at the option of the RPA Seller, the last day in the first Collection Period following the Collection Period in which such discovery is made), the RPA Seller shall repurchase such Receivable. In consideration of the purchase of any such Receivable, on the related Payment Date, the RPA Seller shall remit an amount equal to the Warranty Purchase Payment in respect of such Receivable to the Purchaser and shall be entitled to receive the Released Warranty Amount. Upon any such repurchase, each of the Purchaser and the Issuer shall, without further action, be deemed to transfer, assign and otherwise convey to the RPA Seller, without recourse, representation or warranty, all the right, title and interest of either the Purchaser or the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser, the Issuer, the Owner Trustee[, the Delaware Trustee] or the Indenture Trustee, as applicable, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the RPA Seller to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Purchaser, the Issuer, the Trustees or the Securityholders with respect to a breach of the RPA Seller’s representations and warranties pursuant to Section 2.03(a) shall be to require the RPA Seller to repurchase the related Receivables pursuant to this Section.

(d)          Asset Representations Review.

(i)          If the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date, the RPA Seller will direct the Servicer to include notice of such occurrence in the monthly distribution report filed by the Depositor on Form 10-D, which notice shall (i) state that the Delinquency Percentage has exceeded the Delinquency Trigger in respect of that Collection Period (including reasonably detailed calculations thereof) and (ii) describe the rights of the Investors regarding an Asset Representations Review of all of the Subject Receivables pursuant to the Asset Representations Review Agreement.

(ii)         If, pursuant to Section 7.05 of the Indenture, the Indenture Trustee notifies the RPA Seller and the Servicer that Investors holding, in the aggregate, at least 5% of the Outstanding Amount of the Notes have requested an Asset Representations Review pursuant to the Asset Representations Review Agreement, the RPA Seller will direct the Servicer to:

(A)         promptly set a deadline for the receipt of Investor votes on that matter, which shall be no earlier than ninety (90) days after the filing deadline for the Form 10-D in which the notice described in clause (B) below is to be included and no later than one-hundred fifty (150) days from the date on which the Form 10-D reporting such breach of the Delinquency Trigger was filed;

(B)         promptly prepare and send to the Administrator, the Indenture Trustee and each Noteholder (and to DTC for distribution to Note Owners) a notice (x) stating that there will be a Noteholder vote pursuant to Section 7.05 of the Indenture on whether to initiate an Asset Representations Review of all Subject Receivables pursuant to the Asset Representations Review Agreement and (B) describing those procedures;

provided, that the fees, expenses and liabilities, if any, incurred by the Indenture Trustee, the Owner Trustee, the Purchaser or the Issuer in connection with the initiation and completion of the such vote set forth in this clause (ii) shall be paid for by AHFC.

(iii)        If the Indenture Trustee notifies the RPA Seller and the Servicer pursuant to Section 7.05 of the Indenture that Investors representing at least a majority of the Outstanding Amount of the Notes have voted within the time set forth in clause (ii) above to initiate an Asset Representations Review, the RPA Seller will direct the Servicer to:

(A)         promptly provide to the Asset Representations Reviewer and the Indenture Trustee a list of all of the Subject Receivables (by account number and Principal Balance of each such Receivable as of the Cutoff Date) then held as part of the Issuer;

(B)         render reasonable assistance, including granting access to copies of any underlying documents and Receivables Files and all other relevant documents, to the Asset Representations Reviewer to facilitate the performance of an Asset Representations Review pursuant to Section [_] of the Asset Representations Review Agreement, in order to verify compliance with the representations and warranties made by the RPA Seller pursuant to Section 2.03 of this Agreement; provided, that the Servicer will redact all such materials to remove any confidential information with respect to the related Obligors;

(C)         provide such other information and assistance as required under the Asset Representations Review Agreement.

(iv)        After receipt by the RPA Seller of an Asset Representations Review Notice, the RPA Seller will direct the Servicer to permit the Indenture Trustee and its agents and the Asset Representations Reviewer to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable during normal business hours.

(v)         The RPA Seller hereby agrees to pay to the Asset Representations Reviewer any Asset Representations Reviewer Fees and Expenses incurred by the Asset Representations Reviewer in connection with an Asset Representations Review.

Section 2.04         Covenants of the RPA Seller. The RPA Seller hereby covenants that:

(a)          Security Interests. Except for the conveyances and grants of security interests hereunder and contemplated pursuant to this Agreement and the other Basic Documents, the RPA Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the RPA Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the RPA Seller; provided, however, that the RPA Seller’s obligations under this Section 2.04(a) shall terminate upon the termination of the Trust pursuant to Section 9.01 of the Trust Agreement

(b)          Delivery of Payments. The RPA Seller agrees to deliver in kind upon receipt to the Servicer under the Sale and Servicing Agreement (if other than the RPA Seller) all payments received by the RPA Seller in respect of the Receivables as soon as practicable after receipt thereof by the RPA Seller.

(c)          No Impairment. The RPA Seller shall take no action, nor omit to take any action, which would impair the rights of the Purchaser in any Receivable, nor shall it, except as otherwise provided in this Agreement or the Sale and Servicing Agreement, reschedule, revise or defer payments due on any Receivable.

(d)          Asset Representations Review. The RPA Seller shall (i) at all times while any Notes remain Outstanding, ensure that an Asset Representations Reviewer is appointed, (ii) cooperate with the Asset Representations Reviewer in creating procedures for a review of the representations and warranties set forth in Section 2.03, (iii) provide the Asset Representations Reviewer with the Asset Representations Review Notice and (iv) provide the Asset Representations Reviewer with reasonable access to the RPA Seller’s and Servicer’s offices and information databases upon the initiation of an Asset Representations Review.

ARTICLE Three

PAYMENT OF RECEIVABLES PURCHASE PRICE

Section 3.01         Payment of Receivables Purchase Price. In consideration of the sale of the Receivables from the RPA Seller to the Purchaser as provided in Section 2.01, on the Closing Date the Purchaser agrees to pay the RPA Seller an amount equal to the Receivables Purchase Price. The Receivables Purchase Price shall be paid in the form of (i) $[____], the net cash proceeds from the public offering by the Purchaser of the Notes and (ii) $[____], being deemed paid and returned to the Purchaser as a capital contribution.

ARTICLE Four

TERMINATION

Section 4.01         Termination. The respective obligations and responsibilities of the RPA Seller and the Purchaser created hereby shall terminate, except for the indemnity obligations of the RPA Seller as provided herein, upon the termination of the Issuer as provided in the Trust Agreement.

ARTICLE Five

MISCELLANEOUS PROVISIONS

Section 5.01         Amendment.

(a)          This Agreement may be amended from time to time by the Purchaser and the RPA Seller, without the consent of the Securityholders, (i) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Sale and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel to the Purchaser delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Securityholders, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.

(b)          This Agreement may also be amended from time to time by the Purchaser and the RPA Seller with notice to the Indenture Trustee (or, if any such amendment would adversely affect the Indenture Trustee, with the consent of the Indenture Trustee), the consent of the Noteholders evidencing at least a majority of the Outstanding Amount [of the Notes][of the Controlling Class] and the consent of the Certificateholders evidencing at least a majority of all the percentage interests evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

Section 5.02         Protection of Right, Title and Interest to Receivables.

(a)          The RPA Seller, at its expense, shall cause this Agreement and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser’s right, title and interest to the Receivables and other property conveyed by the RPA Seller to the Purchaser hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to all of the Receivables and such other property. The RPA Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser shall cooperate fully with the RPA Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b)          In the event that the RPA Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-507(c) of the UCC as in effect in the applicable state, the RPA Seller shall give the Purchaser not less than five (5) days prior written notice of any such change and shall, within thirty (30) days of such change, execute and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser’s security interest in the Receivables and the proceeds thereof.

(c)          The RPA Seller will give the Purchaser prompt written notice of any relocation of any office from which the RPA Seller keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables and the proceeds thereof.

Section 5.03         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the parties hereto hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement.

Section 5.04         Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, or overnight delivery service, by facsimile or by electronic mail (if an address therefore has been provided by the respective party in writing) to, the address of each party as set forth on Schedule B to the Sale and Servicing Agreement, or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

Section 5.05         Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment or supplement hereto.

Section 5.06         Assignment. This Agreement may not be assigned by the Purchaser or the RPA Seller except as contemplated by this Section and the Sale and Servicing Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Issuer, which in turn, will pledge its rights to the Indenture Trustee for the benefit of the Noteholders as provided in Section 2.01 of the Sale and Servicing Agreement, to which the RPA Seller hereby expressly consents. The RPA Seller agrees to perform its obligations hereunder for the benefit of the Issuer and that the Indenture Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the RPA Seller hereunder without the consent of the Purchaser.

Section 5.07         Further Assurances. The RPA Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Issuer or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements or releases relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 5.08         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Issuer or the RPA Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 5.09         Counterparts. This Agreement may be executed in two or more counterparts, (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 5.10         Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuer, the Owner Trustee[, the Delaware Trustee] and the Indenture Trustee for the benefit of the Noteholders, each of which shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 5.11         Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 5.12         RPA Seller Indemnification.

(a)          Purchaser. The RPA Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability, expense or damage suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the RPA Seller pursuant to this Agreement or as a result of the transactions contemplated hereby, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the RPA Seller shall not indemnify the Purchaser if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Purchaser.

(b)          Trustees. The RPA Seller shall indemnify, defend and hold harmless the Trustees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon the Trustees through the negligence, willful misfeasance or bad faith of the RPA Seller in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(c)          Taxes. The RPA Seller shall indemnify, defend and hold harmless the Purchaser and any of the officers, directors, employees and agents of the Purchaser from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

Section 5.13         Merger, Consolidation or Assumption of the Obligations of the RPA Seller.

(a)          The RPA Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)          the corporation formed by such consolidation or into which the RPA Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the RPA Seller substantially as an entirety shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia, and, if the RPA Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser and the Indenture Trustee, in form satisfactory to the Purchaser and the Indenture Trustee, the performance of every covenant and obligation of the RPA Seller hereunder and shall benefit from all the rights granted to the RPA Seller hereunder; and

(ii)         the RPA Seller shall have delivered to the Purchaser and the Indenture Trustee an Officer’s Certificate of the RPA Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)          The obligations of the RPA Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the RPA Seller hereunder except in each case in accordance with the provisions of Section 5.06 and this Section.

Section 5.14         Dispute Resolution.

(a)          If the Purchaser, Issuer, the Owner Trustee (at the direction of a Certificateholder pursuant to the Trust Agreement) or the Indenture Trustee (at the direction of an Investor pursuant to the Indenture) (each, a “Requesting Party”) requests that the RPA Seller repurchase any Receivable pursuant to Section 2.03(c) of this Agreement and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within one-hundred eighty (180) days of the receipt of notice of the request by the RPA Seller, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 5.14. [For purposes of this preceeding sentence, a repurchase request shall be deemed to be resolved to the reasonable satisfaction of the Requesting Party if an Asset Representations Review has been completed with respect to the Receivables underlying such request and the findings and conclusions of the Asset Representations Reviewer found no material breaches of the representations and warranties made by the RPA Seller in Section 2.03(c) of this Agreement.] If both the Owner Trustee (on behalf of one or more Certificateholders) and the Indenture Trustee (on behalf of one or more Noteholders) are Requesting Parties, then the Indenture Trustee, as Requesting Party, shall have the right to make the selection of mediation or arbitration.

(b)          The Requesting Party will provide notice in accordance with the provisions of Section 5.04 of its intention to refer the matter to mediation or arbitration, as applicable, to the RPA Seller, with a copy to the Issuer, the Purchaser, the Owner Trustee and the Indenture Trustee. The RPA Seller agrees that it will participate in the resolution method selected by the Requesting Party. Upon receipt of such notice, the Purchaser, Issuer, the Owner Trustee, and the Indenture Trustee shall have thirty (30) days to advise the Requesting Party and the RPA Seller of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. Any settlement reached in a mediation and any decision by an arbitrator shall be binding upon the Purchaser, Issuer, the Owner Trustee, and the Indenture Trustee (regardless of whether any such party has joined the proceeding in accordance with the preceding sentence) with respect to the Receivable that is the subject matter of the repurchase request. Issues relating to that Receivable may not be re-litigated by the Purchaser, Issuer, the Owner Trustee, and the Indenture Trustee or become the subject of a subsequent repurchase request in mediation, arbitration, court, or otherwise.

(c)          If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)          The mediation will be administered by [a nationally recognized arbitration and mediation association] [one of [identify options]] selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)         The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)        The mediator will be impartial, knowledgeable about and experienced with the laws of the State of [___] that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA.

(d)          If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)          The arbitration will be administered by [a nationally recognized arbitration and mediation association] [one of [identify options]] jointly selected by the parties, and if the parties are unable to agree on an association, the arbitration will be administered by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)         The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii)        The arbitrator will make its final determination no later than [__] days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it[, and the Requested Party shall not be required to pay more than the applicable Repurchase Amount with respect to any receivable which such Requested Party is required to repurchase under the terms of the Purchase Agreement or this Agreement, as applicable]. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable absent manifest error and may be enforced in any court of competent jurisdiction in the United States.

(iv)        By selecting arbitration, the Requesting Party waives the right to sue in court, including the right to a trial by jury.

(e)          The following provisions will apply to both mediations and arbitrations:

(i)          Any mediation or arbitration will be held in [__________] or such other location mutually agreed to by the Requesting Party and the RPA Seller;

(ii)         Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 5.14, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties' attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except as permitted in accordance with applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 5.14) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Requested Party, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 5.14), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION,
as RPA Seller

By:
Name:
Title:

AMERICAN HONDA RECEIVABLES LLC,
as Purchaser

By:
Name:
Title:

EXHIBIT A

REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES

(i)          Characteristics of Receivables. Each Receivable (i) shall have been originated by a Dealer located in the United States for the sale of the related Financed Vehicle, shall have been fully executed by the Obligor thereto, shall have been purchased by AHFC from such Dealer under an existing agreement with AHFC, shall have been assigned by such Dealer to AHFC, shall have been subsequently sold by AHFC to the RPA Seller pursuant to the Receivables Purchase Agreement, (ii) shall have created or shall create a first priority security interest in favor of AHFC in the related Financed Vehicle, which security interest has been assigned by AHFC to the RPA Seller and shall be assignable, and shall be so assigned, by the RPA Seller to the Issuer, (iii) shall contain provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor, (iv) shall, except as otherwise provided in this Agreement, provide, at the time of origination, for level Monthly Payments (provided that the first and last payments in the life of the Receivable may be different from but in no event more than two times the level payment) that fully amortize the Amount Financed over its original term, (v) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount calculated by using an interest rate at least equal to its Contract Rate, (vi) shall have an Obligor that is not listed on Seller’s records as a federal, state or local governmental entity and (vii) is a retail installment sales contract.

(ii)         Compliance with Law. At the time it was originated, the Receivable complied in all material respects with all requirements of law in effect at the time.

(iii)        Binding Obligation. Each Receivable is on a form contract that includes the legal and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws affecting the enforcement of creditors’ rights and by general principles of equity, consumer protection laws and the Servicemembers Civil Relief Act.

(iv)        No Bankrupt Obligors. According to the records of the RPA Seller as of the Cutoff Date, the Obligor was not the subject of a bankruptcy proceeding.

(v)         Receivables in Force. According to the Sponsor’s Receivables system, the Receivable shall not have been satisfied, subordinated or rescinded, nor shall the Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable on the Cutoff Date.

(vi)        No Waivers. No provision of the Receivable shall have been expressly waived in writing in any material respect since its origination, except by instruments or documents identified in the related Receivable File.

(vii)       No Defenses. To the RPA Seller’s knowledge, no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing by any Obligor against the Receivable.

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(viii)      No Defaults. Except for payment delinquencies that, as of the Cutoff Date, were not more than thirty (30) days, according to the accounting records of the RPA Seller, no payment default existed under the terms of any Receivable as of the Cutoff Date.

(ix)         Insurance. Pursuant to the Receivables, an Obligor has been required to obtain physical damage insurance covering the related Financed Vehicle and is required under the terms of the related Receivable to maintain such insurance. No Financed Vehicle is subject to a forced-placed Insurance Policy.

(x)          Lawful Assignment. The Receivable was originated in, and is subject to the laws of, a jurisdiction which permits the sale and assignment of the Receivable.  The terms of the Receivable do not limit the right of the owner of the Receivable to sell the Receivable.

(xi)         Chattel Paper. The Receivable is either “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC and there is only one original authenticated copy of the Receivable.

(xii)        Additional Representations and Warranties. (A) Each Receivable shall have an original maturity of not greater than 72 payments; (B) each Receivable provides for the payment of a finance charge or shall yield interest calculated on the basis of a Contract Rate of at least 0.50%; (C) no Receivable shall have a Scheduled Payment that is more than thirty (30) days past due as of the Cutoff Date; (D) each Financed Vehicle shall be a new or used Honda or Acura automobile; and (E) according to the records of AHFC as of the Cutoff Date, the Obligor under each Receivable had a billing address in the United States or its territories or possessions as of the Cutoff Date.

(xiii)       Title. It is the intention of the RPA Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the RPA Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the RPA Seller under any bankruptcy law. Other than (1) the sale by the RPA Seller to the Purchaser pursuant to this Agreement, (2) the sale by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and (3) the security interest granted by the Issuer to the Indenture Trustee in the Indenture, no Receivable has been sold, transferred, assigned or pledged by the RPA Seller to any Person other than the Purchaser or by the Purchaser to any Person other than the Issuer, and no Receivable has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee, and no provision of a Receivable shall have been waived, except as provided in this Agreement; immediately prior to the transfer and assignment herein contemplated, the RPA Seller had good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien which will be released prior to the sale and transfer of such Receivable to the Issuer) and rights of any other Person and immediately prior to the pledge of security interest contemplated in the Indenture, the Issuer had good and marketable title to each Receivable free and clear of all Liens and rights of any other Person; immediately upon the transfer and assignment contemplated herein, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of any other Person, immediately upon the transfer and assignment contemplated by the Sale and Servicing Agreement, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of any other Person and immediately upon the pledge of the security interest contemplated in the Indenture, the Indenture Trustee will have a valid and continuing security interest in the Receivables; and both the transfer and assignment contemplated herein and in the Sale and Servicing Agreement and the pledge of security interest contemplated by the Indenture have been perfected under the applicable UCC.

(xiv)      Security Interest. The RPA Seller has, or the Servicer has, started procedures that will result in the RPA Seller having a perfected, first priority security interest in the Financed Vehicle, which security interest was validly created and is assignable by the RPA Seller to the Purchaser.

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